SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 19, 2002
                               -----------------

                         CALIFORNIA INDEPENDENT BANCORP
               (Exact Name of Registrant as Specified in Charter)

            California                    0-26552                68-0349947
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
          Incorporation)                                     Identification No.)


              1227 Bridge St., Suite C                           95991
                   Yuba City, CA                               (Zip Code)
      (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (530) 674-6000

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events and Regulation FD Disclosure

     On November 19, 2002, California Independent Bancorp's (the "Company's") Board of Directors adopted a Shareholder Rights Agreement that was entered into on November 25, 2002.

     Under the Shareholder Rights Agreement, each shareholder of record on December 2, 2002 was granted, as a non-taxable dividend, one Right for each share of common stock owned. If a person or group acquires 15% or more of our outstanding common stock without approval of our Board of Directors, within ten
(10) days of such acquisition, the Right will be exercisable. Such a person or group of persons is called an "Acquiring Person." If there is an Acquiring Person, all shareholders other than the Acquiring Person, may purchase from us upon exercise of a Right $160 worth of shares of common stock at an exercise price of $80. The Rights are not exercisable unless and until there is an Acquiring Person. Initially, no Rights Certificates will be issued and the Rights will trade with our common stock. Only after any person or group becomes an Acquiring Person, separate Rights Certificates will be mailed to shareholders of record of the common stock. After that time, Rights Certificates alone will evidence the Rights, and the Rights may be traded and transferred independently. Under certain other conditions, the Rights may entitle the holder to purchase the same value of securities in a company who has acquired control of us after the Rights have become exercisable. In the alternative, we may issue one share of common stock in exchange for each Right. Until exercised, a Right has no voting or other shareholder rights. The Rights will expire on November 24, 2012.

     The Board may unilaterally terminate the Rights at any time before a person becomes an Acquiring Person. The foregoing description is only a summary and is qualified in its entirety by reference to the Shareholder Rights Agreement that is attached hereto as an exhibit.

     In addition, on November 19, 2002, our Board of Director amended the Company's Bylaws to eliminate shareholder action by written consent and to expand the notice period if a shareholder wishes to nominate a person to the Board. A copy of the Company's Amended and Restated Bylaws are attached hereto as an exhibit.

Item 7.  Financial Statements and Exhibits

         Number   Exhibits

         3.3      Amended and Restated Bylaws adopted on November 19, 2002
         4.1      Shareholder Rights Agreement


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CALIFORNIA INDEPENDENT BANCORP

Date: December 7, 2002                  By:  /S/ KEVIN R. WATSON
                                             -----------------------------------
                                        Name:  Kevin R. Watson
                                        Title: Chief Financial Officer/Corporate
                                               Secretary  (Principal   Financial
                                               and Accounting Officer)